UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2017
ELECTRO SCIENTIFIC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon		97229
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (503) 641-4141
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment of Allen Muhich as Chief Financial Officer and Corporate Secretary

The Board of Directors (the “Board”) of Electro Scientific Industries, Inc. (the “Company”) has unanimously appointed Allen Muhich, age 50, as Chief Financial Officer and Corporate Secretary of the Company, effective December 5, 2017. The Company’s press release announcing Mr. Muhich’s appointment as Chief Financial Officer and Corporate Secretary is attached hereto as Exhibit 99.1.

Prior to joining the Company, Mr. Muhich served as the Chief Financial Officer of ID Experts since February 2016 and also as the Chief Operating Officer since January 2017. Prior to that, Mr. Muhich served as the Chief Financial Officer of Smarsh, Inc. from March 2015 to February 2016, and as the Chief Financial Officer and Corporate Secretary of Radisys Corporation from October 2012 to March 2015.

In connection with Mr. Muhich’s appointment as Chief Financial Officer, Mr. Muhich will receive a hiring bonus of $25,000, an annual base salary of $350,000 and a target annual bonus opportunity under ESI’s Management Incentive Plan of 60% of his base salary, with a cap of 200%. Mr. Muhich was also granted, effective on his first day of employment, 25,000 time-based restricted stock units that will vest 25% on each of the first four anniversaries of his first day of employment and a target number of 25,000 performance-based restricted stock units that vest based on the relative performance of the Company’s common stock against the Russell 2000 Index over three performance periods, all beginning on December 5, 2017, with the first ending December 5, 2018, the second ending December 5, 2019 and the third ending December 5, 2020, with a cap of 200% of the target number of units. The Company anticipates entering into a Change in Control Agreement with Mr. Muhich, effective as of December 5, 2017, under which he will be eligible to receive certain payments and benefits in the event of a termination of employment under certain circumstances following a change in control of the Company.

Resignation of Paul Oldham

On December 4, 2017, Mr. Oldham resigned from his positions as Senior Vice President of Administration, Chief Financial Officer and Corporate Secretary of the Company in order to pursue other interests. The Company’s press release announcing Mr. Oldham’s departure is attached hereto as Exhibit 99.1.

In connection with Mr. Oldham’s departure, the Company offered Mr. Oldham a Separation and Release Agreement (the “Separation Agreement”), which will be effective December 25, 2017 (the “Effective Date”), so long as Mr. Oldham executes the Separation Agreement and does not exercise his right of revocation prior to the Effective Date. Under the Separation Agreement Mr. Oldham will receive a lump sum severance payment of $601,822. In addition, Mr. Oldham received a prorated portion of his special bonus (pursuant to the Retention Bonus Agreement dated August 31, 2016) in the amount of $75,000. The Separation Agreement also includes, among other things, a general release in favor of the Company and its affiliates, a confirmation of Mr. Oldham’s confidentiality obligations and customary mutual non-disparagement provisions.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits
99.1    Press release dated December 4, 2017

Exhibit Index

Exhibit No.	Description
99.1	Press release dated December 4, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 4, 2017

Electro Scientific Industries, Inc.

By:	/s/ Michael Burger
Name:	Michael Burger
Title:	President and Chief Executive Officer